                                                                EXHIBIT 10.32


                                CREDIT AGREEMENT


                          Dated as of January 31, 1995

                                      among

                            HPSC BRAVO FUNDING CORP.

                        TRIPLE-A ONE FUNDING CORPORATION

                                       and

                      CAPITAL MARKETS ASSURANCE CORPORATION
                   as Administrative Agent and Collateral Agent

                                TABLE OF CONTENTS

     ARTICLE I

                                   DEFINITIONS


     SECTION 1.01   Certain Definitions. . . . . . . . . . . . . . .  2
     SECTION 1.02.  Accounting Terms . . . . . . . . . . . . . . . .  2
     SECTION 1.03.  Other Terms. . . . . . . . . . . . . . . . . . .  2
     SECTION 1.04.  Computation of Time Periods. . . . . . . . . . .  2

     ARTICLE II

                               THE TRIPLE-A LOANS


     SECTION 2.01.  The Triple-A Loans . . . . . . . . . . . . . . .  2
     SECTION 2.02.  Note.. . . . . . . . . . . . . . . . . . . . . .  3
     SECTION 2.03.  Making the Triple-A Loans. . . . . . . . . . . .  3
     SECTION 2.04.  Reduction of Facility Limit. . . . . . . . . . .  5
     SECTION 2.05.  Repayments; Manner of Payment and
                    Prepayment . . . . . . . . . . . . . . . . . . .  5
     SECTION 2.06.  Interest on Triple-A Loans; Default
                    Interest . . . . . . . . . . . . . . . . . . . .  5
     SECTION 2.07.  Voluntary and Mandatory Prepayment of
                    Triple-A Loans . . . . . . . . . . . . . . . . .  6
     SECTION 2.08.  Compensation . . . . . . . . . . . . . . . . . .  7
     SECTION 2.09.  Increased Costs, Capital Adequacy. . . . . . . .  7
     SECTION 2.10.  Taxes. . . . . . . . . . . . . . . . . . . . . .  8
     SECTION 2.11.  Fees . . . . . . . . . . . . . . . . . . . . . .  9

     ARTICLE III

                              CONDITIONS OF LENDING


     SECTION 3.01.  Conditions Precedent to Initial Borrowing. . . . 10
     SECTION 3.02.  Conditions Precedent to Each Borrowing . . . . . 11

     ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations and Warranties of the
                    Borrower . . . . . . . . . . . . . . . . . . . . 12

     ARTICLE V

                                GENERAL COVENANTS

     SECTION 5.01.  Affirmative Covenants of the Borrower. . . . . . 18
     SECTION 5.02.  Reporting Requirements of the Borrower . . . . . 23
     SECTION 5.03.  Negative Covenants of the Borrower . . . . . . . 24

     ARTICLE VI

                                SECURITY INTEREST


     SECTION 6.01.  Grant of Security Interests. . . . . . . . . . . 28
     SECTION 6.02.  Continuing Liability of the Borrower . . . . . . 29
     SECTION 6.03.  Filings; Further Assurances. . . . . . . . . . . 30
     SECTION 6.04.  Place of Business; Change of Name. . . . . . . . 30
     SECTION 6.05.  Lock-Box Accounts; Collection Account. . . . . . 31
     SECTION 6.06.  Collection Account.. . . . . . . . . . . . . . . 31

     ARTICLE VII

                           WIND-DOWN EVENTS; REMEDIES


     SECTION 7.01.  Wind-Down Events . . . . . . . . . . . . . . . . 34
     SECTION 7.02.  Remedies . . . . . . . . . . . . . . . . . . . . 36

     ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01.  Amendments, Etc. . . . . . . . . . . . . . . . . 37
     SECTION 8.02.  Notices, Etc.. . . . . . . . . . . . . . . . . . 37
     SECTION 8.03.  No Waiver; Remedies. . . . . . . . . . . . . . . 37
     SECTION 8.04.  Binding Effect; Assignability. . . . . . . . . . 37
     SECTION 8.05.  GOVERNING LAW; WAIVER OF JURY TRIAL. . . . . . . 38
     SECTION 8.06.  Costs, Expenses and Taxes. . . . . . . . . . . . 39
     SECTION 8.07.  Execution in Counterparts; Severability. . . . . 39
     SECTION 8.08.  No Bankruptcy Petition Against Triple-A. . . . . 39

                                LIST OF EXHIBITS


EXHIBIT A      Form of Triple-A Note

EXHIBIT B      Form of Notice of Borrowing

EXHIBIT C      Form of Opinion of Counsel

EXHIBIT D      Form of Officer's Certificate

EXHIBIT E      List of Offices of Seller where Records Are Kept

EXHIBIT F      Form of Interest Rate Hedge Assignment

                                CREDIT AGREEMENT


          CREDIT AGREEMENT, dated as of January 31, 1995 (the "CREDIT AGREEMENT"), among HPSC BRAVO FUNDING CORP., a Delaware corporation ("BORROWER"), TRIPLE-A ONE FUNDING CORPORATION, a Delaware corporation ("TRIPLE-A") and CAPITAL MARKETS ASSURANCE CORPORATION, a New York stock insurance company ("CAPMAC"), as Collateral Agent and as Administrative Agent (in such capacities, the "COLLATERAL AGENT" or the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H:


          WHEREAS, pursuant to the Purchase Agreement, the Borrower has agreed to purchase and otherwise acquire certain Transferred Assets from time to time from HPSC, Inc., a Delaware corporation (the "SELLER") and the Seller has agreed to act as Servicer of the Transferred Assets; and

          WHEREAS, the Borrower has requested that Triple-A make the Triple-A Loans to the Borrower, the proceeds of which shall be used to purchase Transferred Assets from the Seller in accordance with the terms of the Purchase Agreement; and

          WHEREAS, Triple-A will fund such loans by (i) the issuance of Commercial Paper or (ii) if Triple-A is unable for any reason to issue Commercial Paper, by borrowing under the Liquidity Agreement, dated as of the date hereof, among Triple-A, the Banks and the Bank Agent; and

          WHEREAS, as a condition precedent to the foregoing Triple-A Loans, the Borrower has agreed to grant a security interest in favor of the Collateral Agent, for the benefit of Triple-A, in all of its right, title and interest in, to and under the Transferred Assets, the Purchase Agreement and the other Collateral as described herein; and

          WHEREAS, Capital Markets Assurance Corporation (the "SURETY"), the Borrower and Triple-A will enter into the Insurance and Indemnity Agreement pursuant to which the Surety will issue the Surety Bonds to guarantee repayment of the Triple-A Loans; and

          WHEREAS, subject to the terms and conditions set forth herein, Triple-A is willing to make the Triple-A Loans to the Borrower.

          NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 CERTAIN DEFINITIONS. As used in this Credit Agreement, the Triple-A Note or any certificate or other document made or delivered pursuant hereto or thereto, the capitalized terms used herein and therein shall, unless otherwise defined herein or therein, have the meanings assigned to them in the Definitions List attached hereto as Appendix A, the terms of which are incorporated herein by reference (the "DEFINITIONS LIST").

          SECTION 1.02. ACCOUNTING TERMS. As used herein, in the Triple-A Note and in any certificate or other document made or delivered pursuant hereto and thereto, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined, shall have the respective meanings given to them under GAAP.

          SECTION 1.03. OTHER TERMS. (a) All other undefined terms contained in this Credit Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

          (c) Capitalized terms used herein and in the Triple-A Note shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 1.04. COMPUTATION OF TIME PERIODS. In this Credit Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding."


                                   ARTICLE II

                               THE TRIPLE-A LOANS

          SECTION 2.01. THE TRIPLE-A LOANS. (a) Triple-A agrees that it may, in its sole discretion and otherwise subject to the terms and conditions hereinafter set forth, make loans ("TRIPLE-A LOANS"), as described below, on a revolving basis to the Borrower from time to time on the Closing Date and on any Settlement Date subsequent thereto during the period from the Closing Date to the Termination Date in an aggregate principal amount not to exceed at any time outstanding the least of (i) the Facility Limit, and (ii) the sum of (a) the net proceeds from the sale of Commercial Paper on any Borrowing Date PLUS (b) the proceeds of Advances on such Borrowing Date. Without limiting Triple-A's discretion not to make or advance any Triple-A Loan, under no circumstances shall Triple-A make any Triple-A Loan if, after giving effect thereto, the aggregate outstanding principal amount of the Triple-A Loans would exceed (a) the Facility Limit or (b) the Borrowing Base, whichever is less. The Borrowing Base in effect on any date shall be determined by reference to the most recent Settlement Report delivered by the Borrower to Triple-A in accordance with
SECTION 5.02(f) hereof (i) as adjusted on the most recent Settlement Date to reflect additional Eligible Receivables sold on such Settlement Date since the delivery of such Settlement Report and (ii) as adjusted on any other date of determination to eliminate from the Discounted Eligible Receivables Balance any Receivables which were Eligible Receivables as of the dates reflected in the Settlement Report but which no longer satisfy the criteria for Eligible Receivables. The Triple-A Loans shall mature on the date on which the principal thereof has become due and payable pursuant to SECTION 7.02 hereof.

          SECTION 2.02. NOTE. All of the Triple-A Loans shall be evidenced by a promissory note in the form attached hereto as EXHIBIT A (the "TRIPLE-A NOTE") appropriately completed, duly executed and delivered on behalf of the Borrower and payable to the order of Triple-A. The Borrowing Date and principal amount of each Triple-A Loan, the interest rate and Interest Period applicable thereto and each repayment or prepayment of principal thereof shall be recorded in Triple-A's internal records and, prior to any transfer of the Triple-A Note, on the grid schedule annexed thereto, and the Borrower hereby authorizes Triple-A to make such recordation; PROVIDED, HOWEVER, that the failure of Triple-A to set forth any or all of such information on such schedule or any error in such schedule shall not in any manner affect the obligation of the Borrower to repay the Triple-A Loans in accordance with the terms hereof and of the Triple-A Note. Such updated grid schedules, or other proper records maintained by Triple-A in lieu thereof, shall be presumptively correct evidence of the Triple-A Loans made by Triple-A to the Borrower. The aggregate outstanding principal amount of the Triple-A Loans at any time shall be the aggregate principal amount owing on the Triple-A Note at such time.

          SECTION 2.03.  MAKING THE TRIPLE-A LOANS.

          (a) NOTICE OF BORROWING. Whenever the Borrower wishes to make a Borrowing hereunder of Triple-A Loans, it shall deliver to Triple-A a notice ("NOTICE OF BORROWING") in substantially the form of EXHIBIT B hereto no later than 10:00 A.M. (New York City time) on the Business Day immediately prior to the proposed Borrowing Date; PROVIDED that, if the Borrower requests that the Borrowing be funded with the proceeds of Eurodollar Rate Advances, such notice shall be given not later than 10:00 A.M. (New York City time) at least three (3) Business Days prior to the proposed Borrowing Date. Each Notice of Borrowing shall be by telephone, telex, telecopy, cable or other facsimile transmission (in the case of any such notice by telephone, confirmed immediately in writing) and shall specify therein the proposed (1) Borrowing Date of such Borrowing, which shall be a Settlement Date, (2) the aggregate amount of such Borrowing requested (which amount shall be equal to $100,000 or an integral multiple thereof and (3) the proposed Interest Period relating thereto and the proposed principal amount of each Triple-A Loan to be allocated to each Interest Period. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

          (b) SELECTION OF INTEREST PERIODS. Promptly upon receiving each Notice of Borrowing, the Administrative Agent shall, following its review of the Borrower's proposal, select the Interest Periods for the Triple-A Loan thereby requested (it being understood that if the Borrower does not propose a specific Interest Period, the Administrative Agent shall select such Interest Period in its discretion). At least one Business Day prior to the last day of each Interest Period for any Triple-A Loan, the Borrower shall request new Interest Periods for all Triple-A Loans whose Interest Periods are then ending and which are not to be prepaid as provided in
SECTION 2.07 below; PROVIDED that, in the case of any Interest Period for a Triple-A Loan for which interest is requested to be determined by reference to the Eurodollar Rate, such request shall be given not later than 10:00 A.M. (New York City time) at least three (3) Business Days prior to the last day of the relevant Interest Period. The Administrative Agent shall, on the date of any Borrowing hereunder and, so long as such Triple-A Loan is outstanding, on the first day of each successive Interest Period for such Triple-A Loan, notify the Collateral Agent and the Borrower of the duration of the relevant Interest Period and the interest rate which will be applicable to the Triple-A Loans during such Interest Period as described in SECTION 2.06 below. Any Interest Period that commences before the Termination Date and would otherwise end on a date occurring after the Termination Date shall end on the Termination Date and the duration of any Interest Period that commences on or after the Termination Date shall be of such duration as shall be selected by the Administrative Agent. In addition, if a CP Disruption shall have occurred and be continuing, Triple-A, or the Administrative Agent on its behalf, may, upon notice to the Seller, terminate any Interest Period then in effect if Triple-A has funded the Triple-A Loan allocated to such Interest Period by issuing Commercial Paper. All outstanding Triple-A Loans shall be assigned an Interest Period at all times which Interest Periods will be limited as set forth in the definition thereof.

          (c) FUNDING. Triple-A shall, before 3:00 P.M. (New York City time) on the proposed Borrowing Date of each Borrowing, subject to the applicable conditions set forth in ARTICLE IV, make available to the Borrower a wire transfer of such funds to the Borrower in accordance with the Borrower's written wire transfer instructions.

          SECTION 2.04. REDUCTION OF FACILITY LIMIT. The Borrower shall have the right, at any time upon at least three (3) Business Days' notice to Triple-A, to terminate in whole or reduce in part the unused portion of the Facility Limit in a minimum amount of $10,000,000 and increments of $5,000,000 in excess thereof; PROVIDED, that in no event shall the Facility limit be reduced to less than the Triple-A Loans then outstanding. Any such termination shall be without premium or penalty of any kind, except for any indemnification which may be owed in connection with such termination pursuant to SECTION 2.08.

          SECTION 2.05. REPAYMENTS; MANNER OF PAYMENT AND PREPAYMENT. The Triple-A Loans shall be payable in full on the Scheduled Termination Date. Each payment or prepayment of principal of and interest on the Triple-A Note and each payment of fees, indemnities and all other amounts payable by the Borrower hereunder shall be made by the Borrower in immediately available funds to Triple-A not later than 1:00 P.M. (New York City time) on the date on which payable. Payments received by Triple-A after such time shall be deemed to have been received on the next Business Day. All payments by the Borrower under this Credit Agreement and the Triple-A Note shall be made without setoff, deduction or counterclaim and the Borrower agrees to pay on demand any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Triple-A Note or from the execution, delivery or registration of, or otherwise with respect to, this Credit Agreement or the Triple-A Note. Whenever any payment to be made hereunder or under the Triple-A Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next applicable Business Day and interest shall be payable at the applicable rate during such extension; PROVIDED, that if such extension would cause payment of interest on or principal of any Eurodollar Loan to be made in the next following month, such payment shall be made on the next preceding Business Day.

          SECTION 2.06.  INTEREST ON TRIPLE-A LOANS; DEFAULT INTEREST.

          (a) The Borrower shall pay to Triple-A, as interest on the Triple-A Loans outstanding, the following amounts on the following dates:

          (i) on any Interest Payment Date for Triple-A Loans being funded or maintained through the issuance of Commercial Paper, interest on such Triple-A Loans in an amount equal to the imputed interest on such maturing Commercial Paper plus the CP Dealer Fee on any such maturing Commercial Paper;

          (ii) on any Interest Payment Date for Triple-A Loans funded or maintained through the making of Base Rate Advances under the Liquidity Agreement, accrued and unpaid interest on such Triple-A Loans at a per annum rate equal to the Base Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable; and

          (iii) on any Interest Payment Date for Triple-A Loans funded or maintained through the making of Eurodollar Rate Advances under the Liquidity Agreement, accrued and unpaid interest on such Triple-A Loans at a per annum rate equal to the Eurodollar Rate plus one-half of one percent (.50%), computed on the basis of the actual number of days elapsed over a year of 360 days.

          (b) Following the occurrence and during the continuance of a Wind-Down Event, and from and after the due date of any Triple-A Loan until such Triple-A Loan is paid in full, the Borrower shall pay interest to Triple-A, payable on demand, on the outstanding principal amount of each Triple-A Loan for each day until paid in full at a per annum rate equal to two percent (2%) PLUS the otherwise applicable rate for such Triple-A Loan for such day.

          SECTION 2.07.  VOLUNTARY AND MANDATORY PREPAYMENT OF TRIPLE-A LOANS.
(a) The Borrower shall have the right at any time and from time to time to prepay any Triple-A Loans, in whole or in part, without premium or penalty, upon at least three Business Days' written notice to the Administrative Agent, which notice shall specify the proposed prepayment date and the amount of such prepayment, PROVIDED that (i) any partial prepayment shall be equal to an integral multiple of $1,000,000; and (ii) the Borrower shall, in connection with any such prepayment, indemnify Triple-A and hold Triple-A harmless from any funding loss pursuant to the terms of
SECTION 2.08. If any such notice is given, the amount specified in such notice shall be presumed correct absent manifest error and shall be due and payable on the date specified therein. Each notice of prepayment shall be irrevocable and binding on the Borrower.

          (b) On each Settlement Date prior to the Termination Date, after giving effect to any Purchases to be made on such date, the Borrower shall be obligated to prepay the Triple-A Loans by an amount equal to the sum of (i) the amount, if any, by which the outstanding principal amount of the Triple-A Loans exceeds the Borrowing Base then in effect PLUS (ii) if any Purchase on or before such Settlement Date consists of a capital contribution to which Triple-A shall not have consented, an amount equal to the lesser of (A) the funds remaining on deposit in the Collection Account after giving effect to the prepayment under clause (i) above and (B) the amount, if any, by which the outstanding principal amount of the Triple-A Loans would have exceeded the Borrowing Base had such non-consensual Purchases not occurred.

          (c) On each Business Day from and after the Termination Date, the Borrower shall be obligated to repay the Triple-A Loans by an amount equal to the amount, if any, by which (i) the funds on deposit in the Collection Account on such day, exceeds (ii) the Carrying Costs then accrued and unpaid.

          (d) In the event of any prepayment of a Triple-A Loan on any date other than the last day of the Interest Period applicable thereto, the Borrower shall indemnify Triple-A and hold Triple-A harmless from any funding loss (in an amount equal to the amount of interest Triple-A would have received but for such prepayment through the last day of the relevant Interest Period less the interest earned on investing such funds) and expense which Triple-A may sustain or incur as consequence of such prepayment in accordance with SECTION 2.08.

          SECTION 2.08. COMPENSATION. The Borrower shall compensate Triple-A, upon its written request, for all losses, expenses and liabilities, including, without limitation, any indemnification payments owed by Triple-A pursuant to the Liquidity Agreement, on account of any liquidation or reemployment of deposits or other funds acquired by such party to make, fund or maintain a Triple-A Loan hereunder, (i) if for any reason the funding of any Triple-A Loan does not occur on a date specified therefor in the Notice of Borrowing; (ii) if for any reason any payment, prepayment or conversion of principal of any Triple-A Loan occurs on a date which is not the last day of the Interest Period for such Triple-A Loan or (iii) as a consequence of any required prepayment of any Triple-A Loan or required conversion of any Eurodollar Rate Advance prior to the last day of the Interest Period for the relevant Triple-A Loan. Any request for compensation under this SECTION 2.08 shall be accompanied by a copy of a statement from Triple-A setting forth in reasonable detail the basis for requesting compensation and the determination of the amount thereof in such statement shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.09.  INCREASED COSTS, CAPITAL ADEQUACY.

          (a) If, after the date hereof due to either (i) the introduction of or any change in or to the interpretation of any law or regulation by the governmental authority that promulgated or administers compliance with such law or regulation (other than laws or regulations with respect to income taxes or any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Percentage) or (ii) the compliance with any guideline or request from any central bank or other governmental authority or similar agency (whether or not having the force of law), and taking into account the obligations of the Liquidity Banks under the Liquidity Agreement and otherwise in connection with Triple-A's asset-supported financing business, any reserve or deposit or similar requirement shall be imposed, modified or deemed applicable or, any basis of taxation shall be changed or any other condition shall be imposed, and there shall be any increase in the cost to Triple-A (either directly or indirectly through any increase in the costs to the Liquidity Banks) of making, funding, or maintaining Triple-A Loans or in the cost to Triple-A of agreeing to make, fund, or maintain Triple-A Loans (including the reduction of any sum received or Receivable hereunder), then the Borrower shall from time to time, upon demand by Triple-A by the submission of the certificate described below, pay to Triple-A additional amounts sufficient to compensate Triple-A for such increased cost. A certificate setting forth in reasonable detail the amount of such increased cost submitted to the Borrower by Triple-A shall be conclusive and binding for all purposes, absent manifest error.

          (b) If Triple-A or any Liquidity Bank determines that compliance with any law or regulation or any guideline or request or any written interpretation from any central bank or other governmental authority or similar agency (whether or not having the force of law) which is introduced, implemented or received by Triple-A or such Liquidity Bank after the date hereof, affects or would affect capital adequacy or the amount of capital required or expected to be maintained by Triple-A or such Liquidity Bank or any corporation controlling Triple-A or such Liquidity Bank and that the amount of such capital is increased by or based upon the Triple-A Loans or the existence of this Credit Agreement or upon the Advances or such Liquidity Bank's commitment to lend under the Liquidity Agreement and other commitments of that type, or has or would have the effect of reducing the rate of return on capital, then, upon demand by Triple-A by the submission of the certificate described below, the Borrower shall pay to Triple-A, from time to time as specified by Triple-A, additional amounts sufficient to compensate Triple-A or such corporation in the light of such circumstances, to the extent that Triple-A reasonably determines such increase in capital to be allocable to the Triple-A Loans or the existence of this Credit Agreement or to the extent that Triple-A owes compensation to a Liquidity Bank in respect of or on account of such events. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by Triple-A shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.10. TAXES. (a) All payments made by the Borrower under this Credit Agreement and the Triple-A Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority having taxing authority, excluding net income taxes and franchise taxes (imposed in lieu of income taxes) imposed on Triple-A, as a result of any present or former connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and Triple-A (excluding a connection arising solely from Triple-A having executed, delivered or performed its obligations or received a payment under, or enforced, this Credit Agreement or the Triple-A
Note) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to or under the Triple-A Note,
(i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.10), Triple-A receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Credit Agreement (hereinafter "OTHER TAXES").

          (c) The Borrower will indemnify Triple-A for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.10) paid by Triple-A and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to Triple-A, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Triple-A the required receipts or other required documentary evidence, the Borrower shall indemnify Triple-A for any incremental Taxes, interest or penalties that Triple-A is legally required to pay as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Triple-A Note.

          SECTION 2.11. FEES. In further consideration of the Triple-A Loans to be made hereunder, the Borrower agrees to pay to the Administrative Agent and Triple-A all fees specified in the Fee Letter of even date herewith, which fees will be due and payable at the times and in the manner set forth in such Fee Letter.



                                   ARTICLE III

                              CONDITIONS OF LENDING

          SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL BORROWING. The agreement of Triple-A to make a Triple-A Loan on the occasion of the initial Borrowing hereunder is subject to satisfaction of the following conditions precedent:

     (a) Triple-A shall have received, on or before the Closing Date, all of the following, each fully executed and in form and substance satisfactory to Triple-
A:

          (i)  This Credit Agreement and the Triple-A Note;

          (ii)  The Custodial Agreement and the Lock-Box Agreements;

          (iii) A copy of the resolutions of the Board of Directors of the Borrower approving the Purchase Agreement, this Credit Agreement, the Triple-A Note, and all other documents and instruments to be delivered hereunder or thereunder by the Borrower, certified by its Secretary or Assistant Secretary;

          (iv) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign the Purchase Agreement, this Credit Agreement, the Triple-A Note and the other documents and instruments to be delivered by the Borrower pursuant hereto or thereto (on which certificate Triple-A may conclusively rely until such time as Triple-A shall receive from the Borrower a revised certificate meeting the requirements of this subsection (iv)) and (B) a true and complete copy of the By-laws of the Borrower;

          (v) A certificate executed by an officer of the Borrower certifying that as of the Closing Date, all of the representations and warranties contained in ARTICLE IV hereof are true and accurate in all material respects with the same force and effect as though such representations and warranties had been made as of such time;

          (vi) The Certificate of Incorporation of the Borrower, certified by the Secretary of State of Delaware;

          (vii) Good Standing Certificates for the Borrower issued by the Secretaries of the States of Delaware and Massachusetts;

          (viii) Certificates executed by an officer of the Borrower and the Seller relating to solvency;

          (ix) An opinion of Hill & Barlow, counsel to the Borrower, in substantially the form of EXHIBIT C and as to such other matters as Triple-A may reasonably request;

          (x) An opinion of Hill & Barlow, counsel to the Borrower, in form and substance reasonably satisfactory to the Collateral Agent, that, in the event of any Insolvency Proceeding filed by or against the Seller, the Transferred Assets would not be treated as property of the Seller's estate and that the Borrower's assets and liabilities would not be substantively consolidated with those of the Seller;

          (xi) Original copies of all documents described in SECTION 3.01 of the Purchase Agreement and not otherwise described above;

          (xii) An Officer's Certificate in the form of EXHIBIT D, executed by the President or the Treasurer of the Borrower;

          (xiii) The Fee Letter;

          (xiv)  The Insurance Agreement;

          (xv)   The Surety Bonds; and

          (xvi)  The Liquidity Agreement.

     (b) All fees and expenses due and owing as of the Closing Date under the Fee Letter shall have been paid;

     (c) Either (i) the Administrative Agent shall have received confirmation from Standard & Poor's Corporation and Moody's Investors Services, Inc. that the terms and conditions of the Triple-A Loans satisfy the criteria of such rating agencies for "investment-grade" transactions without giving effect to the Surety Bonds or (ii) the Seller and the Borrower shall have agreed by separate written commitments to make any changes to the Facility Documents which such agencies may require in order to make the transactions evidenced hereby satisfy such criteria PROVIDED, that the Seller and the Borrower shall have no obligation to make any changes to the Facility Documents which would require the Seller to provide recourse for uncollectible Receivables; and

     (d) Triple-A shall have received such other approvals or documents as it may reasonably request.

          SECTION 3.02. CONDITIONS PRECEDENT TO EACH BORROWING. The agreement of Triple-A to make a Triple-A Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject (i) to Triple-A's receipt of (A) a Settlement Statement for the monthly period ending on the Cut-Off Date in the case of the initial Borrowing or otherwise for most recent calendar month then ended, (B) a notice from the Custodian in substantially the form of Exhibit A to the Custodial Agreement confirming that the Custodian has received the Contract Files required to be delivered to it pursuant to SECTION 6.03(b) hereof and (C) such other approvals or documents as Triple-A may reasonably request and (ii) to the condition precedent that on the Borrowing Date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the Borrowing Date of such Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

          (i) the representations and warranties contained in Article IV hereof and all representations and warranties of the Seller in the Purchase Agreement are true and accurate as of the Borrowing Date in all material respects with the same force and effect as though such representations and warranties had been made as of such time;

          (ii) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Termination or an Unmatured Event of Termination or a Wind-Down Event or Unmatured Wind-Down Event;

          (iii) the outstanding principal amount of the Triple-A Loans after giving effect to such Borrowing shall be equal to or less than the Borrowing Base; and

          (iv) the proceeds of such Triple-A Loan shall be used to fund a Purchase of Transferred Assets under the Purchase Agreement to occur simultaneously with such Borrowing and all conditions to such Purchase under the Purchase Agreement on such date have been satisfied or waived.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants to Triple-A that:

          (a) DUE INCORPORATION AND GOOD STANDING. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Borrower is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified or where the ownership of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not materially adversely affect (i) the collectibility of the Triple-A Loans, (ii) the collectibility of any Receivable, (iii) the business, properties, operations, prospects, profits or condition (financial or otherwise) condition of the Borrower or (iv) the ability of the Borrower to perform its obligations hereunder and under the other Facility Documents to which it is a party.

          (b) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance by the Borrower of this Credit Agreement, the Purchase Agreement, the Triple-A Note, and all other Facility Documents and the transactions contemplated hereby and thereby, including the acquisition of the Transferred Assets under the Purchase Agreement and the loans and security interests contemplated hereunder, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Borrower's charter or by-laws, (ii) any law, rule or regulation applicable to the Borrower, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Borrower or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the

Borrower or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Credit Agreement, the Purchase Agreement, the Triple-A Note and the other Facility Documents to which the Borrower is a party have been duly executed and delivered on behalf of the Borrower.

          (c) GOVERNMENTAL AND OTHER CONSENTS. Except for the filing of financing statements pursuant to the UCC required to perfect the security interests granted hereunder or under the other Facility Documents and except for consents under certain contractual agreements which have been obtained, no authorization, consent, approval or other action by, and no registration, qualification, designation, declaration, notice to or filing with, any governmental authority or other Person is or will be necessary in connection with the execution and delivery of this Credit Agreement, the Triple-A Note or any other Facility Document to which the Borrower is a party or any of the other documents contemplated hereby or thereby, consummation of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof.

          (d) ENFORCEABILITY OF FACILITY DOCUMENTS. This Credit Agreement and the Triple-A Note and each of the other Facility Documents to which the Borrower is a party have been duly and validly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and by equitable principles.

          (e) NO LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any property or rights of the Borrower which purport to challenge the legality, validity or enforceability of this Credit Agreement or any other Facility Document or which may materially impair the ability of the Borrower to carry on business substantially as now being conducted or which may materially adversely affect the condition

(financial or otherwise), operations or properties of the Borrower.

          (f) USE OF PROCEEDS. No proceeds of any Triple-A Loan will be used by the Borrower other than to fund a Purchase of Transferred Assets from the Seller except that the Borrower may net from the Purchase Price paid to the Seller reasonable and necessary amounts for the funding of its operating expenses.

          (g) PERFECTION OF SECURITY INTEREST IN COLLATERAL. Payment of the Obligations hereunder and the prompt observance and performance by the Borrower of all of the terms and provisions of this Credit Agreement are secured by the Collateral as more fully set forth in ARTICLE VII hereof. Upon the making of the initial Triple-A Loans, the Collateral Agent will have a legal, valid, perfected and enforceable Lien upon and first priority security interest in the Collateral, as security for the repayment of the Obligations, which Lien upon and security interest in the Collateral is free and clear of all Adverse Claims except that the Collateral Agent will not have a perfected security interest in any Collateral constituting Equipment which is owned by the Borrower and located in a state other than The Commonwealth of Massachusetts.

          (h) ACCURACY OF INFORMATION. All certificates, reports, financial statements and similar writings furnished by or on behalf of the Borrower to Triple-A, the Collateral Agent, or the Administrative Agent at any time pursuant to any requirement of, or in response to any written request of any such party under, this Credit Agreement or any other Facility Document or any transaction contemplated hereby or thereby, have been, and all such certificates, reports, financial statements and similar writings hereafter furnished by the Borrower to such parties will be, true and accurate in every respect material to the transactions contemplated hereby on the date as of which any such certificate, report, financial statement or similar writing was or will be delivered, and shall not omit to state any material facts or any facts necessary to make the statements contained therein not materially misleading.

          (i) GOVERNMENTAL REGULATIONS. The Borrower is not an "investment company" or a company controlled by an "investment company" registered or required to be registered under or the Investment Company Act of 1940, as amended, or otherwise subject to any other federal or state statute or regulation limiting its ability to incur indebtedness.

          (j) MARGIN REGULATIONS. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation G, T, U or X). No part of the proceeds of any of the Triple-A Loans has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X.

          (k) LOCATION OF CHIEF EXECUTIVE OFFICE AND RECORDS. The chief place of business and chief executive office of the Borrower are located at the address referred to in EXHIBIT E hereof and the locations of the offices where the Borrower keeps all the Records are listed on EXHIBIT E (or at such other locations, notified to the Collateral Agent in accordance with SECTION 5.01(f), in jurisdictions where all action required by SECTION 6.04 has been taken and completed).

          (l)  LOCK-BOX ACCOUNTS.   Each Obligor under a Contract has, within
one month of the date of Purchase of such Contract, been instructed to remit payment on the Receivables to a Post Office Box for remittance to a Lock-Box Account or directly to a Lock-Box Account substantially in the form of EXHIBIT G to the Purchase Agreement. From and after the Closing Date, the Seller will have no right, title and/or interest to any of the Lock-Box Accounts and will maintain no lock-box accounts in its own name for the collection of such Receivables. The Borrower has caused the Seller to deliver to the Collateral Agent a duplicate key to each Post Office Box and has filed a standing delivery order with the United States Postal Service authorizing the Collateral Agent to receive mail delivered to each such Post Office Box. The account numbers of all Lock-Box Accounts, together with the names and addresses of all the Lock-Box Banks maintaining such Lock-Box Accounts and the related Post Office Boxes, are specified in EXHIBIT H to the Purchase Agreement. The Borrower has no other Lock-Box Accounts for the collection of the Transferred Assets except for the Lock-Box Accounts.

          (m) NO TRADE NAMES. The Borrower has no trade names, fictitious names, assumed names or "doing business as" names.

          (n) SEPARATE IDENTITY. The Borrower is operated as an entity separate from the Seller and each other Subsidiary of the Seller and (i) has its own board of directors, (ii) has at least one director who is reasonably acceptable to Triple-A and who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer or supplier of the Seller nor a relative of any thereof, nor a trustee in bankruptcy for any Affiliate of the Seller, (iii) maintains its assets in a manner which facilitates their identification and segregation from those of its Affiliates, and has a separate telephone number from that of the Seller or any Subsidiary of the Seller, (iv) has all office furniture, fixtures and equipment necessary to operate its business and such furniture, fixtures and equipment are either owned by the Borrower or leased pursuant to written leases, (v) conducts all intercompany transactions with the Seller and each other Subsidiary of the Seller on terms which the Borrower reasonably believes to be on an arm's-length basis, (vi) has not guaranteed any obligation of the Seller or any other Subsidiary of the Seller, nor has it had any of its obligations guaranteed by any such entities and has not held itself out as responsible for debts of any such entity or for the decisions or actions with respect to the business and affairs of any such entity, (vii) has not, except as otherwise expressly acknowledged under the Facility Documents, permitted the commingling or pooling of its funds or other assets with the assets of the Seller or any other Affiliate, (viii) has separate deposit and other bank accounts to which neither the Seller nor any other Affiliate has any access and does not at any time pool any of its funds with those of the Seller or any such Affiliate, (ix) maintains financial records which are separate from those of the Seller and each other Subsidiary of the Seller, (x) compensates all employees, consultants and agents, or reimburses the Seller, from the Borrower's own funds, for services provided to the Borrower by such employees, consultants and agents, (xi) has agreed with the Seller to allocate among themselves shared corporate operating services and expenses which are not reflected in the Servicing Fee (including, without limitation, the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered, (xii) pays directly for its own account for accounting and payroll services, rent, lease and other expenses and does not have such operating expenses paid by the Seller or any other Subsidiary of the Seller, (xiii) conducts all of its business (whether in writing or orally) solely in its own name, (xiv) is not, directly or indirectly, named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of the Seller or any other Subsidiary of the Seller and has entered into no agreement to be named as such a beneficiary or payee, (xv) acknowledges that Triple-A, the Administrative Agent, the Surety and the Liquidity Banks are entering into the transactions contemplated by this Credit Agreement and the other Facility Documents in reliance on the Borrower's identity as a separate legal entity from the Seller and each other Subsidiary of the Seller, and (xvi) practices and adheres to corporate formalities such as complying with its By-laws and corporate resolutions and the holding of regularly scheduled board of directors meetings.

          (o) SUBSIDIARIES. The Borrower has no Subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

          (p) FACILITY DOCUMENTS. The Purchase Agreement is the only agreement pursuant to which the Borrower purchases Receivables or other Transferred Assets. The Borrower has furnished to Triple-A true, correct and complete copies of each Facility Document to which the Borrower is a party, each of which is in full force and effect. Neither the Borrower nor any Affiliate thereof is in default of any of its obligations thereunder in any material respect. Upon the Purchase of each Receivable pursuant to the Purchase Agreement, the Borrower shall be the lawful owner of, and have good title to, such Receivable and all Transferred Assets relating thereto, free and clear of any Adverse Claims. All such Transferred Assets are purchased without recourse to the Seller except as described in the Purchase Agreement. The Purchases of the Transferred Assets by the Borrower constitute valid and true sales and transfers for consideration (and not merely a pledge of such Transferred Assets for security purposes), enforceable against creditors of the Seller and no Transferred Assets shall constitute property of the Seller.

          (q) BUSINESS. Since its incorporation, the Borrower has conducted no business other than the execution, delivery and performance of the Facility Documents contemplated hereby, the purchase and servicing of Transferred Assets thereunder, and such other activities as are incidental to the foregoing. The Borrower has incurred no Indebtedness except that expressly incurred hereunder and under the other Facility Documents.

          (r) OWNERSHIP OF THE BORROWER. One hundred percent (100%) of the outstanding capital stock of the Borrower is directly owned (both beneficially and of record) by HPSC, Inc. Such stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire capital stock from the Borrower.

          (s) TAXES. The Borrower has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Borrower has set aside adequate reserves on its books in accordance with GAAP and which proceedings have not given rise to any Adverse Claim.

          (t) SOLVENCY. The Borrower, both prior to and after giving effect to the Initial Purchase on the Closing Date, and after giving effect to each subsequent Purchase, (i) is not "insolvent" (as such term is defined in Section 101(31)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

                                    ARTICLE V

                                GENERAL COVENANTS

          SECTION 5.01. AFFIRMATIVE COVENANTS OF THE BORROWER. From the Closing Date until the later of the Termination Date or the Collection Date, the Borrower will, unless Triple-A shall otherwise consent in writing:

          (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and related Contracts.

          (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction except where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would not materially adversely affect (i) the collectibility of the Triple-A Loans, (ii) the collectibility of any Receivable, (iii) the business, properties, operations, prospects, profits or condition (financial or otherwise) condition of the Borrower or (iv) the ability of the Borrower to perform its obligations hereunder and under the other Facility Documents to which it is a party.

          (c) AUDITS. At any time and from time to time upon prior written notice to the Borrower during regular business hours, permit the Collateral Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records, and (ii) to visit the offices and properties of the Borrower for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Borrower's performance hereunder with any of the officers or employees of the Borrower having knowledge of such matters.
Each such audit shall be at the sole expense of the Borrower (subject to the Borrower's right under the Purchase Agreement to recover such expenses from the Seller); PROVIDED, that, so long as no Wind-Down Event has occurred during any calendar year, the annual audit expenses during such year for which the Borrower is responsible shall not exceed $22,000.

          (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all collections of and adjustments to each Receivable).

          (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. At its expense timely and fully perform and comply, and cause the Seller to comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it or the Seller under the Contracts.

          (f) LOCATION OF RECORDS. Keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the address of the Borrower referred to in SECTION 4.01(j), or, in any such case, upon 30 days' prior written notice to the Collateral Agent, at such other locations within the United States where all action required by SECTION 6.04 shall have been taken and completed.

          (g) CREDIT AND COLLECTION POLICIES. Comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (h) COLLECTIONS. Instruct all Obligors to cause all Collections to be deposited directly to a Post Office Box or Lock-Box Account and if the Borrower shall receive any Collections, the Borrower shall hold such Collections in trust for the benefit of the Collateral Agent and deposit such Collections into a Lock-Box Account or the Collection Account within one Business Day following Borrower's receipt thereof.

          (i) COMPLIANCE WITH ERISA. Comply in all material respects with the provisions of ERISA, the IRC, and all other applicable laws, and the regulations and interpretations thereunder.

          (j) PERFECTED SECURITY INTEREST UNDER CONTRACTS. Take such action with respect to each Receivable as is necessary to ensure that the Borrower maintains, as against the Obligor thereunder, a perfected security interest in any Equipment relating thereto free and clear of Adverse Claims or, in the case of any Lease, to ensure that the Borrower would maintain such a perfected priority security interest in the event that a court or other Person were to determine that such Lease purported to transfer to the Obligor an ownership (rather than a leasehold) interest in the Equipment subject thereto; PROVIDED, that the Borrower shall not be required to file financing statements to maintain the effectiveness of previously filed financing statements with respect to any Eligible Receivables the

Outstanding Balance of which has been reduced below $5,000 so long as the aggregate Outstanding Balance of Receivables for which no such financing statements are in effect at any time remains less than 10% of the Discounted Receivables Balance.

          (k) MAINTENANCE OF INSURANCE. Maintain, or cause the Seller or each Obligor to maintain, with respect to the Contracts and the Equipment related thereto, casualty and general liability insurance which provide at least the same coverage as a fire and extended coverage insurance policy as is comparable for other companies in related businesses. Such insurance policies (and self-insurance where permitted) shall be maintained in an amount which is not less than the aggregate Discounted Values of the Receivables arising under the relevant Contracts. Each such casualty and liability policy if maintained by an Obligor, shall name the Seller or the Borrower as loss payee and additional insured, and the Seller shall have assigned any such interest to the Borrower. The Borrower shall remit, or shall cause to be remitted, the proceeds of any such insurance policy to a Lock-Box Account or the Collection Account.

          (l) SEPARATE IDENTITY. Take all actions required to maintain the Borrower's status as a separate legal entity. Without limiting the foregoing, the Borrower shall:

          (i) conduct all of its business, and make all communications to third parties (including all invoices (if any), letters, checks and other instruments) solely in its own name (and not as a division of any other Person), and require that its employees, if any, when conducting its business identify themselves as such and not as employees of any other Affiliate of the Borrower (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Borrower's employees);

          (ii) compensate all employees, consultants and agents directly or indirectly through reimbursement of the Seller each calendar quarter, from the Borrower's bank accounts, for services provided to the Borrower by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Borrower is also an employee, consultant or agent of any Affiliate of the Borrower, allocate the compensation of such employee, consultant or agent between the Borrower and such Affiliate on a basis which reflects the services rendered to the Borrower and such Affiliate;

        (iii) pay its own operating expenses and liabilities from its own funds, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Borrower and any Affiliate on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use and allocate taxes on [the basis of their respective incomes in accordance with applicable federal regulations];

         (iv) at all times have at least one "Independent Director", as defined in and as required under the Borrower's Certificate of Incorporation and have at least one officer responsible for managing its day-to-day business and manage such business by or under the direction of its board of directors;

          (v) maintain its books and records separate from those of any Affiliate;

         (vi) prepare its financial statements separately from those of its other Affiliates and insure that any consolidated financial statements of the Seller have notes to the effect that the Borrower is a separate corporate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders and therefore to any creditors of the Seller;

        (vii) use its best efforts not to commingle its funds or other assets with those of any other Affiliate, and not to hold its assets in any manner that would create an appearance that such assets belong to any other Affiliate, and not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals;

       (viii) not permit any Affiliate to pay its operating expenses (except pursuant to allocation arrangements that comply with the requirements of SUBSECTION (ii) or (iii) of this SECTION 5.01(l) or pursuant to the terms of the Purchase Agreement);

         (ix) not guarantee any obligation of any Affiliate nor (to the extent that the Borrower has the legal power to prevent such) have any of its obligations guaranteed by any such Affiliate, (either directly or by seeking credit based on the assets of such Affiliate) or otherwise hold itself out as responsible for the debts of any Affiliate;

          (x) maintain at all times stationery and a telephone number separate from that of any Affiliate and which telephone number will be answered in its own name, and have all its officers and employees conduct all of its business solely in its own name;

         (xi) hold regular meetings of its board of directors in accordance with the provisions of its Certificate of Incorporation and otherwise take such actions as are necessary on its part to ensure that all corporate procedures required by its Certificate of Incorporation and by-laws are duly and validly taken;

        (xii) maintain a separate office from the offices of any of its Affiliates and identify such office by a sign in its own name;

       (xiii) pay dividends only if (A) no other dividend has been paid during the calendar month in which such dividend is paid, (B) such dividend has been duly authorized by its board of directors in accordance with applicable law and (C) its net worth, determined immediately after giving effect to such dividend is at least $2,000,000; and

        (xiv) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion described in
     SECTION 3.01(x) remain true and correct at all times.

          (m) TAXES. File or cause to be filed, and (to the extent it has legal power to cause such) cause each of its Affiliates with whom it shares consolidated tax liability to file, all federal, state and local tax returns which are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a material adverse effect on the collectibility of the Transferred Assets or the ability of the Borrower to perform its obligations hereunder or under any other Facility Document to which it is a party or which could otherwise be reasonably expected to expose the Borrower to a material liability. The Borrower shall pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Borrower or the applicable subsidiary shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings could not reasonably be expected to have a material adverse effect on the collectibility of the Transferred Assets or the ability of the Borrower to perform its obligations hereunder or under any other Facility Document to which it is a party or which could otherwise be reasonably expected to expose the Borrower to a material liability.

          (n) INTEREST RATE HEDGES. Concurrently with each Triple-A Loan, enter into an Interest Rate Hedge with the Swap Provider as contemplated in the definition of "Discount Rate", and transfer, assign and otherwise convey to the Collateral Agent all of the Borrower's rights in, to and under such Interest Rate Hedge pursuant to an Interest Rate Hedge Assignment in substantially in the form of EXHIBIT F hereto, together with a certificate executed by the Swap Provider in substantially the form of Exhibit A to such Interest Rate Hedge Assignment. The Borrower shall thereafter maintain such Interest Rate Hedges in full force and effect at all times that the Triple-A Loans remain outstanding, in a notional amount equal to no less than 96% and no more than 105% of the outstanding principal amount of the Triple-A Loans and based on an amortization schedule which matches the amortization of the aggregate Receivables then outstanding and the terms of which otherwise reasonably satisfactory to the Collateral Agent. The Borrower acknowledges that Triple-A and/or the Surety on behalf of Triple-A have guaranteed the Borrower's performance of its obligations under the Interest Rate Hedges. The Borrower shall perform all of its obligations under the Interest Rate Hedges to the same extent as if its rights under the Interest Rate Hedges has not been assigned hereunder and shall indemnify each of Triple-A and the Surety against any payments by either such party on account of the Borrower's failure to perform its obligations under the

Interest Rate Hedges, including, without limitation, any payments by the Surety under the Swap Bond, which indemnity shall survive any termination of this Credit Agreement. The exercise by the Collateral Agent of any of its rights hereunder or under the Interest Rate Hedge Assignment shall not relieve the Borrower from such obligations.

          (o) FACILITY DOCUMENTS. Comply in all material respects with the terms of and employ the procedures outlined in and enforce the obligations of the Seller under the Purchase Agreement, and all of the other Facility Documents to which it is a party, take all such action to such end as may be from time to time reasonably requested by the Collateral Agent, maintain all such Facility Documents in full force and effect and make to the Seller such reasonable demands and requests for information and reports or for action as the Borrower is entitled to make thereunder and as may be from time to time reasonably requested by the Collateral Agent.

          (p) SEGREGATION OF COLLECTIONS. Prevent the deposit into any of the Lock-Box Accounts of any funds other than Collections in respect of the Transferred Assets and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts, promptly identify any such funds to the Servicer for segregation and remittance to the owner thereof.

          SECTION 5.02. REPORTING REQUIREMENTS OF THE BORROWER. From the Closing Date until the later of the Termination Date or the Collection Date, the Borrower will, unless the Collateral Agent shall otherwise consent in writing, furnish to the Collateral Agent and to CapMAC:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, balance sheets of the Borrower as of the end of such quarter, and (to the extent available) statements of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer, chief accounting officer or treasurer of the Borrower;

          (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the balance sheet of the Borrower as of the end of such year and the related statements of income and retained earnings of the Borrower for such year each reported on by nationally recognized independent public accountants acceptable to the Collateral Agent (the Collateral Agent acknowledges that any of the "Big 5" accounting firms will be acceptable to the Collateral Agent);

          (c) promptly upon receipt thereof, copies of (i) all annual and quarterly financial statements delivered to the Borrower by the Seller pursuant to the Purchase Agreement and (ii) all other reports and other written information not specified above which are required to be delivered by the Seller (individually, or as Servicer) to the Borrower pursuant to the terms of the Purchase Agreement;

          (d) as soon as possible and in any event within five Business Days after the occurrence of each Event of Termination or Wind-Down Event or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination or Wind-Down Event, the statement of the chief financial officer, chief accounting officer or treasurer of the Borrower setting forth details of such Event of Termination or Wind-Down Event and the action which the Borrower proposes to take with respect thereto;

          (e) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Borrower or any Affiliate files under ERISA with the IRS or the PBGC or the DOL or which the Borrower receives from the PBGC;

          (f) on or before the 15th day of each month (or if such day is not a Business Day, the immediately succeeding Business Day), a copy of the Settlement Report for the most recent calendar month, which shall include a summary of the portfolio of Interest Rate Hedges as of such day; and

          (g) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of the Borrower as the Collateral Agent may from time to time reasonably request in order to protect the interests of the Collateral Agent or of Triple-A under or as contemplated by this Credit Agreement.

          SECTION 5.03. NEGATIVE COVENANTS OF THE BORROWER. From the Closing Date until the later of the Termination Date or the Collection Date, the Borrower will not, without the written consent of the Collateral Agent:

          (a) SALES, LIENS, ETC. AGAINST RECEIVABLES AND RELATED SECURITY. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon or with respect to, any Receivable, Related Security, Collections, or any related Contract, or upon or with respect to any Lock-Box Account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof, or upon any other Transferred Asset, except that the Borrower shall have no responsibility for any Adverse Claim created by an Obligor upon or with respect to any Equipment owned by such Obligor so long as such Adverse Claim is subordinate to the security interest of the Borrower in such Equipment.

          (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Except for actions of the Servicer otherwise permitted in the Purchase Agreement, extend, amend or otherwise modify, the terms of any Receivable, or amend, modify or waive, any term or condition of any Contract related thereto, whether for any reason relating to a negative change in the related Obligor's creditworthiness or inability to make any payment under the related Contract or otherwise.

          (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Transferred Asset.

          (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Add or terminate any bank as a Lock-Box Bank from those listed in EXHIBIT I to the Purchase Agreement or make any change in its instructions to Obligors regarding payments to be made to the Borrower or payments to be made to any Lock-Box Bank, unless the Collateral Agent shall have received (i) ten Business Days' prior notice of such addition, termination or change and (ii) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank and the Borrower and (y) copies of all agreements and documents signed by either the Borrower or the respective Lock-Box Bank with respect to any new Lock-Box Account.

          (e) STOCK, MERGER, CONSOLIDATION, ETC. Sell any shares of any class of its capital stock to any Person (other than the Seller) or consolidate with or merge into or with any other corporation, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except for the conveyances of a security interest in favor of the Collateral Agent as expressly permitted under the terms of this Credit Agreement.

          (f) CHANGE IN CORPORATE NAME. Make any change to its corporate name or use any trade names, fictitious names, assumed names or "doing business as" names.

          (g) ERISA MATTERS. (i) Engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the DOL; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and
Section 412(a) of the IRC, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Borrower or any ERISA Affiliate under ERISA or the IRC; PROVIDED, HOWEVER, the Borrower's ERISA Affiliates may take or allow such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events described in clauses (i) through (iv) above so long as such events occurring within any fiscal year of the Borrower, in the aggregate, involve a payment of money by or an incurrence of liability of any such ERISA Affiliate (collectively, "ERISA Liabilities") in an amount which does not exceed $500,000.

          (h) TERMINATE OR REJECT CONTRACTS. Without limiting SECTION 5.03(b), terminate or reject any Contract prior to the term of such Contract, whether such rejection or early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code), unless prior to such termination or rejection, the Borrower pays the Collateral Agent, for the benefit of Triple-A, an amount equal to the Termination Amount owed with respect thereto.

          (i) INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness except for (i) Indebtedness to Triple-A, the Collateral Agent or any Liquidity Bank expressly contemplated hereunder, (ii) Ordinary Course Expenses (to the extent, if any, that such Ordinary Course Expenses constitute Indebtedness) in an aggregate amount outstanding at any time not to exceed $10,000 (exclusive of taxes) and (iii) Indebtedness to the Seller pursuant to the Purchase Agreement.

          (j) GUARANTEES. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of Triple-A, the Collateral Agent, or any Liquidity Bank as provided for under this Credit Agreement.

          (k) LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into, or be a party to any transaction with any Affiliate, except for:

          (i)  the transactions contemplated by the Purchase Agreement;

         (ii) transactions related to the allocation of shared overhead expenses or taxes as described in clause (iii) of SECTION 5.01(l); and

        (iii) to the extent not otherwise prohibited under this Credit Agreement, other transactions in the nature of employment contracts and directors' fees, upon fair and reasonable terms materially no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

          (l) FACILITY DOCUMENTS. Except as otherwise permitted under SECTION 10.01, (a) terminate, amend or otherwise modify any Facility Document to which it is a party, or grant any waiver or consent thereunder, (b) without the prior consent of the Collateral Agent, exercise any discretionary rights granted to the Borrower under the Purchase Agreement pursuant to provisions thereof providing for certain actions to be taken "with the consent of the Buyer", "acceptable to the Buyer" as "specified by the Buyer", "in the reasonable judgment of the Buyer" or similar provisions (it being understood that inaction by the Borrower shall not be considered to be an exercise of such discretionary rights) or (c) without the prior written consent of the Collateral Agent, consent to any amendment or modification of the Credit and Collection Policy.

          (m) CHARTER AND BY-LAWS. Amend or otherwise modify its Certificate of Incorporation or By-laws in any manner which requires the consent of the "Independent Director" (as defined in the Borrower's Certificate of Incorporation) without the prior written consent of the Collateral Agent and delivery of an opinion of counsel that such amendment shall not alter the conclusions set forth in the legal opinion described in SECTION 3.01(x).

          (n) LINES OF BUSINESS. Conduct any business other than that described in SECTION 4.01(p), or enter into any transaction with any Person which is not contemplated by or incidental to the performance of its obligations under the Facility Documents.

          (o) ACCOUNTING TREATMENT. Prepare any financial statements or other statements (including any tax filings which are not consolidated with those of the Seller) which shall account for the transactions contemplated by the Purchase Agreement in any manner other than as the sale of, or a capital contribution of, the Transferred Assets by the Seller to the Borrower (it being understood that non-recognition of such transaction due to the application of consolidated financial reporting principles under GAAP or the filing of tax returns on a consolidated basis shall not constitute a violation of this covenant).

          (p) LIMITATION ON INVESTMENTS. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for (i) Permitted Investments, (ii) the purchase of Receivables and other Transferred Assets pursuant to the terms of the Purchase Agreement and (iii) the acceptance of investments in exchange for Defaulted Receivables in an effort to maximize the recoveries thereon.

                                   ARTICLE VI

                                SECURITY INTEREST

          SECTION 6.01. GRANT OF SECURITY INTERESTS. To secure the prompt and complete payment when due of Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Credit Agreement, the Borrower hereby assigns and pledges to the Collateral Agent and grants to the Collateral Agent, on behalf of Triple-A and the Surety, a security interest in all of the Borrower's right, title and interest in and to all personal property and all interests in personal property of the Borrower of any kind or nature, whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located, including, without limitation, the following property and interests in property (collectively, the "COLLATERAL"):

          (a) all Receivables, together with all Related Security, Contracts, Records and other Transferred Assets related thereto, including, without limitation, all Collections and other monies due and to become due to the Borrower in respect of any Receivable and any security therefor;

          (b) all right, title and interest of the Borrower in, to and under the Purchase Agreement, including, without limitation, all monies due and to become due to the Borrower from the Seller or the Servicer under or in connection therewith;

          (c) all right, title and interest of the Borrower in, to and under all computer software used to account for the Transferred Assets and in which an interest has been assigned under SECTION 2.04 of the Purchase Agreement;

          (d) all right, title and interest of the Borrower in, to and under all Interest Rate Hedges;

          (e) the Collection Account and all other bank and similar accounts established for the benefit of Triple-A or the Collateral Agent, and all funds held therein or in such other accounts, and all income from the investment of funds therein;

          (f) all Post Office Boxes, lock boxes, Lock-Box Accounts, and all other bank and similar accounts relating to the collection of Receivables and all funds held therein or in such other accounts, and all income from the investment of funds in the Lock-Box Accounts and such other accounts;

           (g) all certificates and instruments if any, from time to time representing or evidencing any of the foregoing property described in clauses (a) through (f) above;

           (h)  all proceeds of the foregoing property described in clauses
     (a) through (g) above, including interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for or on account of the sale or other disposition of any or all of the then existing Collateral and including all payments under insurance (whether or not Triple-A is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral; and

          (i) all other monies or property of the Borrower coming into the actual possession, custody or control of the Collateral Agent or Triple-A (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise).

          SECTION 6.02. CONTINUING LIABILITY OF THE BORROWER. The security interests described above are granted as security only and shall not subject the Collateral Agent nor Triple-A nor their respective assigns to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to, any of the Collateral or any transaction in connection therewith. Neither Triple-A nor the Collateral Agent nor their respective assigns shall be required or obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance by any party under any such obligation, or to make any payment or present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which any such Person may be entitled at any time.

          SECTION 6.03. FILINGS; FURTHER ASSURANCES. (a) The Borrower will, at all times on and after the date hereof, and at its expense, cause UCC financing statements and continuation statements to be filed in all applicable jurisdictions as required to continue the perfection of the security interests created by this Credit Agreement. The Borrower will, from time to time, at its expense and in such manner and form as the Collateral Agent or its agents or representatives may reasonably require, execute, deliver, file and record any other statement, continuation statement, specific assignment or other instrument or document and take any other action that may be necessary or desirable, or that Triple-A, its permitted assigns or their respective agents or representatives, may reasonably request, to create, preserve, perfect or validate the security interests created hereunder or to enable Triple-A to exercise and enforce its rights hereunder with respect to any of the Collateral.

          (b) The Borrower shall, on or prior to the date of Purchase of any Receivables, deliver the related Contract File to the Custodian, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Triple-A. In the event that the Borrower receives any other instrument or any writing constituting chattel paper which, in either event, evidences a Receivable or other Collateral, the Borrower shall deliver such instrument or chattel paper to the Custodian on behalf of Triple-A within three (3) Business Days after the Borrower's receipt, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Triple-A.

          (c) The Borrower hereby authorizes Triple-A, and gives Triple-A its irrevocable power of attorney (which authorization is coupled with an interest), in the name of the Borrower or otherwise, to execute, deliver, file and record any financing statement, continuation statement, specific assignment or other paper and to take any other action that Triple-A in its sole discretion may deem necessary or appropriate to further perfect the security interests created hereby. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Credit Agreement or of a financing statement is sufficient as a financing statement where permitted by applicable law.

          SECTION 6.04. PLACE OF BUSINESS; CHANGE OF NAME. (a) As of the date hereof, the chief executive office of the Borrower and chief place of business and the location where it maintains all Records relating to the Receivables and the other Collateral are maintained are listed on EXHIBIT E hereto. The Borrower will not (x) change its principal place of business or chief executive office from the location listed on such Exhibit, (y) change its name, identity or corporate structure or (z) change the location of its Records relating to the Collateral from those specified on EXHIBIT E hereto, unless in any such event the Borrower shall have given the Collateral Agent at least thirty (30) days' (or such shorter period to which the Collateral Agent may consent in writing) prior written notice thereof and shall have taken all action necessary or reasonably requested by the Collateral Agent to amend its existing financing statements and continuation statements so that they are not misleading and to file additional financing statements in all applicable jurisdictions to perfect the security interests of Triple-A in all of the Collateral.

          SECTION 6.05. LOCK-BOX ACCOUNTS; COLLECTION ACCOUNT. The Borrower has established and will maintain a system of operations, accounts and instructions to the Lock-Box Banks and will establish and maintain the
Collection Account as provided in this SECTION 6.05.   Pursuant to a Lock-Box
Agreement, each Lock-Box Account shall be irrevocably instructed to wire all funds to the Collection Account, which Collection Account shall be maintained in the name of the Collateral Agent on behalf of Triple-A. Neither the Borrower, nor any Person claiming by, through or under the Borrower shall have any control over the use of, or any right to withdraw any item or amount from, any Lock-Box Account or the Collection Account except as expressly provided in the Lock-Box Agreements or the Collection Account Agreement, respectively. The Collateral Agent on behalf of Triple-A is hereby irrevocably authorized and empowered, as the Borrower's attorney-in-fact, to endorse any item deposited in a lock-box or presented for deposit in any Lock-Box Account or the Collection Account requiring the endorsement of the Borrower, which authorization is coupled with an interest.

          SECTION 6.06. COLLECTION ACCOUNT. (a) On the Closing Date, the Borrower shall establish for the sole and exclusive benefit of the Collateral Agent for the benefit of Triple-A, the Surety and their respective assigns, a cash collateral account (the "COLLECTION ACCOUNT"). The Collection Account shall be a special purpose segregated trust account maintained with Bank of Boston but shall be under the sole dominion and control of, and in the name of, the Collateral Agent. All funds held in the Collection Account, including investment earnings thereon, shall be invested in Permitted Investments at the direction of the Borrower; PROVIDED, HOWEVER, that from and after the Termination Date or otherwise upon the occurrence and during the continuance of any Event of Termination, the Collateral Agent shall have the sole right to restrict the maturities of any investments held in the Collection Account and to direct the withdrawal of any such investments for the purposes of paying the Obligations, including the principal on the Triple-A Loans. The Collateral Agent shall have the sole and exclusive right to withdraw or order a transfer of funds from the Collection Account in accordance with the terms and provisions of this SECTION 6.06.; PROVIDED however, that the Collateral Agent agrees to turn over to the Seller any funds which are deposited in the Collection Account and which do not constitute Collections or other proceeds of Collateral, less all reasonable and appropriate out-of-pocket costs and expenses incurred by the Collateral Agent in connection with such misdirected funds.

          (b) All funds in the Collection Account shall be held in trust for the benefit of Triple-A and the Surety and, except as otherwise provided in
SECTION 6.06(d) below with respect to any Business Day from and after the Designated Termination Date, may be used solely for the following purposes and in the following order of priority:

          (i) To remit to the Borrower any Collections representing sales or other taxes or insurance payments for the purpose of satisfying the Borrower's obligations in respect of such taxes or insurance;

          (ii)  To pay any Carrying Costs which are then due and payable;

          (iii) To make any mandatory prepayments of the Triple-A Loans as provided in SECTION 2.07;

          (iv) To pay any other Obligations which may be due and owing at such time; and

          (v) To make any voluntary prepayments of the Triple-A Loans as provided in SECTION 2.07; and

          (vi) If such day is a Settlement Date, to be remitted to the Borrower for any purposes not otherwise prohibited by this Credit Agreement or to the Seller for the Purchase of new Receivables; PROVIDED, however, that such funds shall only be remitted to the Borrower or the Seller, as applicable, to the extent that, after giving effect to such transfer of funds and such Purchases, the principal amount of Triple-A Loans then outstanding does not exceed the Borrowing Base then in effect.

The Borrower, in making any request for funds to be withdrawn from the Collection Account, shall certify to each of the Collateral Agent and the Collection Account Bank that the funds will be used for one of the purposes described above in this SECTION 6.06(b).

          If, on any Business Day prior to the Designated Termination Date, the funds on deposit in the Collection Account and available for withdrawal under CLAUSE (ii) above are less than the amount of the obligations described in such CLAUSE, such available funds shall be allocated in the priority set forth in
SECTION 6.06(c) below; if, on any such Business Day, the funds on deposit in the Collection Account and available for withdrawal under CLAUSE (iv) above are less than the amount of the obligations described in such CLAUSE, such available funds shall be allocated to the Persons to whom such obligations are owed ratably according to the respective amounts owed.

          (c) On each Business Day prior to the Designated Termination Date, to the extent that the funds on deposit in the Collection Account and available under CLAUSE (ii) of SECTION 6.06(b) are insufficient to pay all Carrying Costs which are then due and payable, such funds shall be applied to the Carrying Costs in the following order of priority:

          (i) To pay any accrued and unpaid interest on the Triple-A Loans (either directly, by paying to the Swap Provider amounts owed under the Interest Rate Hedges or by reimbursing Triple-A and/or the Surety for payments made by either of them to the Swap Provider on account of amounts owed under the Interest Rate Hedges);

          (ii)  To pay any accrued and unpaid fees owing under the Fee Letter;

          (iii) To pay any accrued and unpaid expenses of the Collateral Agent;

          (iv)  To pay any accrued and unpaid Servicing Fee; and

          (v) To pay ordinary course expenses of the Borrower to the extent the same are due or past due.

If, on any such Business Day, the funds on deposit in the Collection Account and available for withdrawal under either CLAUSE (ii) or (v) above are less than the amount of the obligations described in such CLAUSE, such available funds shall be allocated to the Persons to whom such obligations are owed ratably according to the respective amounts owed.

          (d) On each Business Day from and after the Designated Termination Date, funds shall be withdrawn from the Collection Account solely upon direction of the Collateral Agent to be applied against the Obligations in the following order of priority;

          (i) To remit to the Borrower any Collections representing sales or other taxes or insurance payments for the purpose of satisfying the Borrower's obligations in respect of such taxes or insurance;

          (ii) To pay any accrued and unpaid Servicing Fee (if the Servicer is a party other than the Seller or an Affiliate thereof);

          (iii) To pay accrued and unpaid interest on the Triple-A Loans (either directly or by paying to the Swap Provider amounts owed under the Interest Rate Hedges or by reimbursing Triple-A and/or the Surety for payments made by either of them to the Swap Provider on account of amounts owed under the Interest Rate Hedges);

          (iv)  To pay any accrued and unpaid fees owing under the Fee Letter;

          (v) To repay the principal amount of any Triple-A Loans then outstanding;

          (vi)  To pay the accrued and unpaid expenses of the Collateral Agent;

          (vii) To pay any other accrued and unpaid Obligations which have not been paid pursuant to clauses (i) through (vii) above;

          (viii) To pay any other Carrying Costs which are due and owing but have not been paid pursuant to clauses (i) through (vii) above; and

          (ix) To pay any accrued and unpaid Servicing Fee owed to the Seller or an Affiliate thereof.

If, on any such Business Day, the funds on deposit in the Collection Account and available for withdrawal under either CLAUSE (iv), (vi), (vii) or (viii) above are less than the amount of the obligations described in such CLAUSE, such available funds shall be allocated to the Persons to whom such obligations are owed ratably according to the respective amounts owed. Any funds remaining in the Collection Account after payment of the foregoing Obligations and other fees and expenses shall be remitted to the Borrower or as otherwise required by law.

                                   ARTICLE VII

                           WIND-DOWN EVENTS; REMEDIES

          SECTION 7.01. WIND-DOWN EVENTS. Each of the following events shall constitute a "WIND-DOWN EVENT" within the meaning of this Credit Agreement:

          (a)  The occurrence of any Event of Termination;

          (b) The Borrower shall fail to make any payment or deposit to be made by it hereunder when due and, solely in the case of any such payments which do not constitute payments of principal or interest on the Triple-A Loans, such failure shall remain unremedied for three Business Days after written notice from the Collateral Agent; or

          (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in SECTION 5.03 and any such failure shall remain unremedied for five Business Days after written notice from the Collateral Agent; or

          (d) Any representation or warranty made or deemed to be made by the Borrower (or any of its officers) under or in connection with this Credit Agreement, any Settlement Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; PROVIDED, HOWEVER, that (i) to the extent any breach of any such representation or warranty may be cured within ten Business Days, the Borrower shall have ten Business Days after learning of such breach to make such representation and warranty true and correct and (ii) if any such false or incorrect representation or warranty has given rise to a deemed Collection as provided under SECTION 2.05 of the Purchase Agreement, then, upon the Seller's payment of such deemed Collection at the time and in the manner required under the Purchase Agreement, the breach of such representation or warranty shall not give rise to a Wind-Down Event under this subsection (d); or;

          (e) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Credit Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten Business Days after written notice from the Collateral Agent (it being understood that if any such failure gives rise to a deemed Collection under SECTION 2.05 of the Purchase Agreement, then, the payment of such deemed Collection at the time and in the manner required under the Purchase Agreement shall be deemed a remedy of such failure); or

          (f) The security interest of the Collateral Agent in the Collateral shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority interest in such Collateral; PROVIDED, HOWEVER, if any such failure results in a deemed Collection under
SECTION 2.05 of the Purchase Agreement and the Seller satisfies in full its payment obligations under such section with respect to such deemed Collection, then such failure shall not give rise to a Wind-Down Event under this subsection
(f); or

          (g) (i) An Insolvency Event shall occur with respect to the Borrower or the Seller or (ii) the Borrower or the Seller shall take any corporate action to authorize the filing of any Insolvency Proceeding; or

          (h) As of the close of business on any Settlement Date, the Borrowing Base shall be less than the aggregate outstanding principal amount of all Triple-A Loans; or

          (i) The Seller shall cease to own 100% of the issued and outstanding stock of the Borrower; or

          (j) There shall have occurred, since the Closing Date, a material adverse change in the financial condition of the Borrower or there shall have occurred any event which materially and adversely affects the collectibility or the Receivables generally or the ability of the Borrower to perform hereunder; or

          (k) Triple-A or the Surety shall determine that continuation of this Credit Agreement without exercise of remedies under SECTION 7.02 will impose a material adverse regulatory impact on Triple-A or the Surety, as the case may be.

          SECTION 7.02. REMEDIES. During the existence of a Wind-Down Event, the Collateral Agent on behalf of Triple-A may, by written notice to the Borrower, take any or all of the following actions, at the same or different times: (i) declare the Termination Date to have occurred; (ii) declare the

Obligations to be immediately due and payable; (iii) pursue any other remedy under this Credit Agreement and the other Facility Documents and (iv) exercise any rights and remedies of a secured party under Article 9 of the UCC, which rights and remedies shall be cumulative to those provided for under this Credit Agreement and the other Facility Documents; PROVIDED, HOWEVER, that in the case of any event described in clause (i) of SUBSECTION 7.01(g) above, then, automatically upon the occurrence of such event without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Triple-A Note to the contrary notwithstanding, the Obligations shall be immediately due and payable and the Termination Date shall be deemed to have occurred automatically. The rights and remedies of a secured party which may be exercised by the Collateral Agent pursuant to clause (iv) of this SECTION 7.02 shall include, without limitation, the right to (y) identify and engage a Successor Servicer to act as servicer for the Receivables in the event of a Servicing Termination Event, and (z) without notice except as specified below solicit and accept bids for and sell the Collateral or any part thereof in one or more parcels at a public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, 10 Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and that it shall be commercially reasonable for the Collateral Agent to sell the Collateral on an as-is basis, without representation or warranty of any kind. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given and may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.01. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Credit Agreement nor consent to any departure by the Borrower, shall in any event be effective unless the same shall be in writing and signed by (i) the Collateral Agent on behalf of itself and Triple-A and the Borrower (with respect to an amendment) or (ii) the Collateral Agent on behalf of itself and Triple-A (with respect to a waiver or consent by it) or the Borrower (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Credit Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

          SECTION 8.02.  NOTICES, ETC.   All notices and other communications
provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, five days after being deposited in the mails, or, in the case of notice by telex, when telexed against receipt of answer back, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid, except that notices and communications pursuant to Article II shall not be effective until received.

          SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of the Collateral Agent or Triple-A to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04. BINDING EFFECT; ASSIGNABILITY. This Credit Agreement shall be binding upon and inure to the benefit of the Borrower, Triple-A, the Collateral Agent and their respective successors and permitted assigns (which successors of the Borrower shall include a trustee in bankruptcy). The Borrower may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Triple-A and the Collateral Agent. Each of Triple-A and the Collateral Agent may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of the Borrower. Without limiting the foregoing, the Borrower hereby acknowledges that Triple-A has agreed pursuant to the Liquidity Agreement and certain related agreements that, subject to the restrictions set forth therein, certain parties providing credit enhancements and/or liquidity for Triple-A in connection with the Credit Agreement shall be entitled to exercise Triple-A's rights under this Credit Agreement and in addition, shall constitute third-party beneficiaries of this Agreement. The Borrower hereby consents to the foregoing and agrees to cooperate with any such Person electing to exercise Triple-A's rights under this Credit Agreement. This Credit Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as the Collection Date shall occur; PROVIDED, HOWEVER, that the rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IV and Article VIII shall be continuing and shall survive any termination of this Credit Agreement.

          SECTION 8.05. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE COLLATERAL AGENT IN THE COLLATERAL OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE BORROWER HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT

THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL
BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID, OR, AT THE OPTION OF EITHER TRIPLE-A OR THE COLLATERAL AGENT, BY SERVICE UPON CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, WHICH THE BORROWER HEREBY IRREVOCABLY APPOINTS AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS. THE BORROWER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE BORROWER AND TRIPLE-A AND/OR THE COLLATERAL AGENT ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS CREDIT AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, THE BORROWER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 8.05 SHALL AFFECT THE RIGHT OF TRIPLE-A OR THE COLLATERAL AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF TRIPLE-A OR THE COLLATERAL AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          SECTION 8.06. COSTS, EXPENSES AND TAXES. (a) The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing fees as provided for in SECTION 5.01(c) and any requested amendments, waivers or consents) of this Credit Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Triple-A and the Collateral Agent with respect thereto and with respect to advising Triple-A and the Collateral Agent as to its rights and remedies under this Credit Agreement, and the other agreements executed pursuant hereto and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Credit Agreement and the other agreements and documents to be delivered hereunder.

          (b) In addition, the Borrower shall pay any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Credit Agreement or the other agreements and documents to be delivered hereunder, and agrees to indemnify the Collateral Agent, Triple-A and their respective assignees against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 8.07. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Credit Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 8.08. NO BANKRUPTCY PETITION AGAINST TRIPLE-A. The Borrower covenants and agrees that it will not institute against Triple-A, or join any other Person in instituting against Triple-A, any Insolvency Proceeding under bankruptcy law or under any similar federal or state law.

          IN WITNESS WHEREOF, the parties below have caused this Credit Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.


                         HPSC BRAVO FUNDING CORP.

                         By: /s/ John Everets, Jr.
                            -------------------------------------
                             John Everets, Jr.
                         Title:  President

                         Address:  Sixty State Street
                                   35th Floor
                                   Boston, MA  02109-1803
                              Attn:  President
                         Telephone:  (617) 720-7251
                         Telecopy:   (617) 720-7272

                         TRIPLE-A ONE FUNDING CORPORATION

                         By:  Capital Markets Assurance
                         Corporation, its Attorney-in-Fact
                         By:  /s/ Authorized Signatory
                             ------------------------------------
                             Authorized Signatory
                         Title:  Vice President
                         Address:  885 Third Avenue
                                   New York, New York  10022
                              Attn:  Head of Exposure Management
                         Telephone:  (212) 755-1155
                         Telecopy:   (212) 755-5487


                         CAPITAL MARKETS ASSURANCE CORPORATION

                         By:  /s/ Authorized Signatory
                             ------------------------------------
                             Authorized Signatory
                         Title:  Vice President
                         Address:  885 Third Avenue
                                   New York, New York  10022
                              Attn:  Head of Exposure Management
                         Telephone:  (212) 755-1155
                         Telecopy:   (212) 755-5487